Draft 4/14/97

                              EMPLOYMENT AGREEMENT

                                     between

                             ATLANTIS AQUAFARM, INC.

                                       and

                                  ERIC POPKOFF


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                              EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT, dated as of May 1, 1997, between ATLANTIS AQUAFARM, INC. a Delaware corporation (the "Company") and ERIC POPKOFF (the "Executive"). The parties hereto agree as follows:

     1. Employment.

            (a) Agreement to Employ. Upon the terms and subject to the conditions of this Agreement, the Company shall hereby employ the Executive and the Executive hereby agrees to be employed by the Company.

            (b) Term of Employment. Subject to Section 5, the Company shall employ the Executive pursuant to the terms hereof for the period commencing on September 1, 1997 (the "Commencement Date") and ending on the third anniversary of the Commencement Date (the "Third Anniversary"), provided that the
Executive's employment with the Company shall be deemed to be automatically renewed upon the same terms and conditions for additional one-year periods thereafter unless either party hereto shall have given the other party written notice that such party does not intend to renew the Agreement no later than two
(2) months prior to the date on which the term would otherwise expire. The period during which the Executive is employed pursuant to this Agreement, including any renewal thereof in accordance with this Section l(b), shall be referred to as the "Employment Period."

     2. Position and Duties.

            During the Employment Period, the Executive shall serve on the Board of Directors of the Company (the "Board") and shall have the following duties, responsibilities and obligations:

            (i) investor public relations/communications;

            (ii) SEC compliance;

            (iii) additional financing; and

            (iv) merger & acquisition strategies.

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            The  Executive  shall  devote such time as  reasonably  necessary to perform the services required of him hereunder being not less than ten (10) hours per week, and shall use his best efforts, judgement, skill and energy to perform such services in a manner consonant with the duties of his position and to improve and advance the business and interests of the Company. Nothing contained in this Agreement shall prohibit the Executive from owning, directly or indirectly, any shares of capital stock or any equity or ownership interest in any corporation, partnership joint venture, proprietorship or other business organization except one which is engaged in competition with the Company it being understood that the Executive's employment with the Company does not otherwise constitute an exclusive relationship. During the Employment Period, the Executive shall report to the Company's Board of Directors.

     3. Compensation. From the Commencement Date until the first anniversary of the Commencement Date (the "First Anniversary"), the Company shall pay the Executive a base salary of $30,000. The Executive's annual base salary shall be $40,000 for the period between the First Anniversary and the second anniversary of the Commencement Date (the "Second Anniversary") and shall be $50,000 for the period between the Second Anniversary and the Third Anniversary. The Company shall pay the Executive such base salary in equal bi-monthly installments or in such other installments as the parties may agree. Thereafter, the Company shall pay the Executive an annual base salary to be negotiated with the Board of Directors but in any event not to be less than the prior year's salary plus 10%.

     4. Benefits and Vacation. During the Employment Period, the Executive shall be eligible to participate in any health, disability and life insurance plans sponsored or maintained by the Company for the benefit of its senior executive corporate officers to the extent that the Executive is eligible to participate in any such plans under the generally applicable provisions thereof. The Company may, in its discretion, amend or terminate any such plans in accordance with the terms thereof. During the Employment Period, the Executive shall be entitled to two weeks of paid vacation annually. The Executive shall be furnished with an office at and shall conduct his duties primarily at the Company's headquarters in New York.

     5. Termination of Employment. If the Executive's employment with the Company terminates earlier than upon the expiration of the Employment Period specified in Section 1(b), determined without regard to this Section 5, the Executive shall be entitled to receive the following payments under the following circumstances:

            (a) Termination for Cause or a Resignation Other than for Good Reason. If the Executive's employment terminates under this Section 5 due to a Termination for Cause or a Resignation Other than for Good Reason, the Executive shall receive his Earned Salary and any other benefits under any benefit plan of the Company to which he is entitled pursuant to the terms of such plan.

            (b) Termination Without Cause or Resignation for Good Reason. If the Executive's employment terminates under this Section 5 due to a Termination Without Cause or a Resignation for Good Reason, the Executive shall receive both his Earned Salary and the full salary that would otherwise be payable under
Section 3 through the remaining term of the Employment Period, determined without regard to this Section 5 and any other benefits under any benefit plan of the Company to which he is entitled pursuant to the terms of such plan.

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            (c)  Definitions.  For purposes of this Section,  capitalized  terms have the following meanings:

            "Cause" means a termination of Executive's employment by the Company due to (i) the continued failure (other than any such failure resulting from incapacity due to reasonably documented physical or mental illness) by Executive substantially to perform his duties, responsibilities or obligations as an officer, director or employee of the Company after having been given written notice of such failure to perform and after having failed to improve such performance, in the judgement of the Board (determined without the Executive's participation) within the time period (which shall not be less than 30 days) specified in such notice or (ii) the engaging by Executive in serious misconduct which is material to the performance by Executive of his duties and obligations for the Company, including, without limitation, gross negligence, dishonesty, willful malfeasance, gross misconduct, the disclosure of material secret or confidential information of the Company or any subsidiary or conviction of a felony or the entry of a plea of nolo contendere to a felony.

            "Earned Salary" means the base salary earned, but unpaid, for services rendered to the Company on or prior to the date of disability, resignation or termination of the Executive's employment, as the case may be. Earned Salary shall be paid in a single lump sum as soon as practicable, but in no event more than 30 days following such date.

            "Resignation for Good Reason" means a resignation by the Executive as a result of any of the following:

            (a) a material breach by the Company of its obligations under this Agreement with respect to the base salary, benefits and vacation to which the Executive is entitled under Sections 3 and 4 hereof: or

            (b) the taking of any action by the Company that would substantially diminish the aggregate value of any benefits which may by provided to the Executive under the benefit plans of the Company that may be in effect at such time in which he was participating, other than any such reduction which is (i) required by law, or (ii) implemented in connection with a general concessionary arrangement affecting all employees or affecting the group of senior corporate executive employees, or (iii) generally applicable to all similarly situated beneficiaries of such plans; or

            (c) the material reduction by the Company of the Executive's duties and positions under this Agreement.

            "Resignation Other than for Good Reason" shall be any resignation other than a Resignation with Good Reason.

            "Termination for Cause" shall be any termination of the Executive's employment by the Company for Cause.

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            "Termination   Without  Cause"  shall  be  any  termination  of  the
Executive's employment by the Company other than a Termination for Cause.

     6. Full Discharge of Company Obligations. The amounts payable to the Executive pursuant to Section 5 following termination of his employment shall be in full and complete discharge of the Executive's rights under this Agreement and any other claims he may have in respect of his employment by the Company or any of its subsidiaries. Such amounts payable shall constitute liquidated damages with respect to any and all such rights and claims and, upon the Executive's receipt of such amounts, the Company shall be released and discharged from any and all liability to the Executive in connection with this Agreement or otherwise in connection with the Executive's employment with the Company. Notwithstanding the foregoing, nothing herein contained shall affect
(i) Executive's rights as a stockholder in the Company and (ii) Executive's entitlement to, and rights under, any stock options which may have been granted to him in connection with his employment or otherwise.

     7. Miscellaneous.

            (a) Binding Effect. This Agreement shall be binding on the Company and any person or entity which succeeds to the interest of the Company (regardless of whether such succession occurs by operation of law, by reason of the sale of all or a portion of the Company's stock or assets or a merger, consolidation or reorganization involving the Company). This Agreement shall also inure to the benefit of the Executive's heirs, executors, administrators and legal representatives.

            (b) Assignment. Except as provided under Section 7(a) above, neither this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by either party hereto without the prior written consent of the other party.

            (c) Entire Agreement. This Agreement supersedes any and all prior agreements between the parties hereto, and constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and no other agreement, oral or otherwise, shall be binding between the parties unless it is in writing and signed by the party against whom enforcement is sought. There are no promises, representations, inducements or statements between the parties other than those that are expressly contained herein. The Executive acknowledges that he is entering into this Agreement of his own free will and accord, and with no duress, that he has read this Agreement and that he understands it and its legal consequences. No parol or other evidence may be admitted to alter, modify or construe this Agreement, which may be changed only by a writing signed by the parties hereto.

            (d) Severability; Reformation. If one or more of the provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

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            (e) Waiver.  Waiver by any party  hereto of any breach or default by any other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its or his rights hereunder on any occasion or series of occasions.

            (f) Notices. Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered personally, by courier service, by registered mail, return receipt requested, or by telecopy and shall be effective upon dispatch to the party to whom such notice shall be directed, and shall be addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

                  If to the Company:

                  ATLANTIS AQUAFARM, INC.
                  175 27th Street,
                  Brooklyn, NY 11232
                  Attention: Secretary

                  Telecopy #:

                  with a copy to:

                  CHAMBERS DAVIDSON LLP
                  717 Fifth Avenue, 15th Floor
                  New York, NY  10022
                  Attention:  Graeme A. Chambers, Esq.

                  Fax #:  (212) 822-7444

                  If to the Executive:

                  Eric Popkoff
                  1750 East 23rd Street
                  Brooklyn, NY 11229

                  (g) Amendments. This Agreement may not be altered, modified or amended except by a written instrument signed by each of the parties hereto.

                  (h) Headings. Headings to sections in this Agreement are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation hereof.

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                  (i)   Counterparts.   This   Agreement   may  be  executed  in
counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

                  (j) Withholding. Any payments provided for herein shall be reduced by any amounts required to be withheld by the Company from time to time under applicable Federal, state or local income or employment tax laws or similar statutes or other provisions of law then in effect.

                  (k) Governing Law. This Agreement shall be governed by the laws of the State of New York, without reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and the Executive has hereunto set his hand as of the day and year first above written.

                                          ATLANTIS AQUAFARM, INC.

                                          By:/s/Patrick Trimble

                                          Title: President
WITNESS:

/s/Graeme A. Chambers


WITNESS:                                  EXECUTIVE:

/s/Graeme A. Chambers                     By:/s/Eric Popkoff
                                          ERIC POPKOFF

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